ADDENDUM AND CLARIFICATION TO AGREEMENT

                    PREPARED AND SIGNED ON SEPTEMBER 13, 2004

This document (hereinafter: "the Addendum to the Agreement") constitutes an addition and clarification to the Agreement (hereinafter: "the Agreement") prepared and signed on August 26, 2004, between XFONE COMMUNICATION LTD., PCN 513533430 (hereinafter: "the Company"), XFONE, INC. (hereinafter: "XFONE INC."), and ILAN SHOSHANI, I.D. No. 54735386 (hereinafter: "the Investor").

1. It is hereby agreed that XFONE INC. shall indemnify the Investor for any damage caused to him due to the forfeiture of the Other Bank Guarantee (as defined in the Agreement) by the Ministry of Communication on account of any act and/or omission of the Company, provided that the said act or omission is performed against the opinion of the Investor or without his knowledge.

2. It is hereby agreed that if at the end of the first two years of the Company's business activity the Company's business turnover shall be less than two million US dollars ($2,000,000), or if the Company shall cease business activity (at any time), XFONE INC. shall secure the return of the Other Bank Guarantee (as defined in the Agreement) to the Investor.

3. With respect to clause 6 of the Agreement, it is hereby agreed that the Shareholder Loan of the Investor and the Shareholder Loan of XFONE INC. (as defined in the Agreement) shall be given for a period of four (4) years, save where otherwise agreed by the parties, at an annual rate of interest of 4% and linked to the Consumer Price Index.

4. For the avoidance of doubt, it is hereby clarified that any additional capital raising for the Company (as stated in clause 8 of the Agreement) and dilution of holdings (as stated in clause 9 of the Agreement), may only occur after the Shareholder Loan of the Investor and the Shareholder Loan of XFONE INC. (as defined in the Agreement) are utilized by the Company.

5. The Addendum to the Agreement constitutes an integral part of the Agreement, and without derogating from the generality of the foregoing, any cancellation of the Agreement in the circumstances described in clause 23 and 24 of the Agreement shall result in the annulment of the Addendum to the Agreement.

As testimony the sides affix their signatures:


XFONE COMMUNICATION LTD.
/s/ Rafael Dick
----------------------
By:  Rafael Dick
Managing Director

/s/ Alon Reisser
----------------------
By:  Alon Reisser
Legal Advisor

 XFONE, INC.
/s/ Guy Nissenson
----------------------
By:  Guy Nissenson
President and Chief Executive Officer

ILAN SHOSHANI
/s/ Ilan Shoshani
----------------------
By:  Ilan Shoshani

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